                          HUTCHINSON TECHNOLOGY INCORPORATED


                                     $140,000,000


                      6% CONVERTIBLE SUBORDINATED NOTES DUE 2005


                                  PURCHASE AGREEMENT


                                 DATED MARCH 12, 1998


                        NATIONSBANC MONTGOMERY SECURITIES LLC


                         FIRST CHICAGO CAPITAL MARKETS, INC.


                                 TABLE OF CONTENTS

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SECTION 1. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . .  3
   (a) NO REGISTRATION REQUIRED. . . . . . . . . . . . . . . . . . . . . . .  3
   (b) NO INTEGRATION OF OFFERINGS OR GENERAL SOLICITATION.. . . . . . . . .  3
   (c) ELIGIBILITY FOR RESALE UNDER RULE 144A. . . . . . . . . . . . . . . .  3
   (d) THE OFFERING MEMORANDUM . . . . . . . . . . . . . . . . . . . . . . .  3
   (e) INCORPORATED DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . .  4
   (f) THE PURCHASE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . .  4
   (g) THE SHELF REGISTRATION AGREEMENT AND DTC AGREEMENT. . . . . . . . . .  4
   (h) AUTHORIZATION OF THE SECURITIES . . . . . . . . . . . . . . . . . . .  5
   (i) AUTHORIZATION OF THE INDENTURE. . . . . . . . . . . . . . . . . . . .  5
   (j) DESCRIPTION OF THE SECURITIES AND THE INDENTURE . . . . . . . . . . .  5
   (k) NO MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . . . .  5
   (l) INDEPENDENT ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . .  6
   (m) PREPARATION OF THE FINANCIAL STATEMENTS . . . . . . . . . . . . . . .  6
   (n) INCORPORATION AND GOOD STANDING OF THE COMPANY AND ITS SUBSIDIARIES .  6
   (o) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. . . . . . . . . . . .  7
   (p) STOCK EXCHANGE LISTING. . . . . . . . . . . . . . . . . . . . . . . .  7
   (q) NON-CONTRAVENTION OF EXISTING INSTRUMENTS; NO FURTHER
        AUTHORIZATIONS OR APPROVALS REQUIRED . . . . . . . . . . . . . . . .  7
   (r) NO MATERIAL ACTIONS OR PROCEEDINGS. . . . . . . . . . . . . . . . . .  8
   (s) INTELLECTUAL PROPERTY RIGHTS. . . . . . . . . . . . . . . . . . . . .  9
   (t) ALL NECESSARY PERMITS, ETC. . . . . . . . . . . . . . . . . . . . . .  9
   (u) TITLE TO PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . .  9
   (v) TAX LAW COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . . .  9
   (w) COMPANY NOT AN "INVESTMENT COMPANY" . . . . . . . . . . . . . . . . . 10
   (x) INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   (y) NO PRICE STABILIZATION OR MANIPULATION. . . . . . . . . . . . . . . . 10
   (z) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS . . . . . . . . . . . . . 10
   (aa) COMPANY'S ACCOUNTING SYSTEM. . . . . . . . . . . . . . . . . . . . . 10
   (bb) COMPLIANCE WITH ENVIRONMENTAL LAWS . . . . . . . . . . . . . . . . . 11
   (cc) PERIODIC REVIEW OF COSTS OF ENVIRONMENTAL COMPLIANCE . . . . . . . . 12
   (dd) ERISA COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   (ee) SOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   (ff) NO DEFAULT IN SENIOR INDEBTEDNESS. . . . . . . . . . . . . . . . . . 13
   (gg) RELATED PARTY TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . 13
   (hh) AUTHORIZATION OF COMMON STOCK. . . . . . . . . . . . . . . . . . . . 13
   (ii) COMPLIANCE WITH REGULATION S REQUIREMENTS. . . . . . . . . . . . . . 13
   (jj) REPORTING ISSUER . . . . . . . . . . . . . . . . . . . . . . . . . . 13
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SECTION 2. PURCHASE, SALE AND DELIVERY OF THE SECURITIES . . . . . . . . . . 14
   (a) THE FIRM SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . 14
   (b) THE FIRST CLOSING DATE. . . . . . . . . . . . . . . . . . . . . . . . 14
   (c) THE OPTIONAL SECURITIES; THE SECOND CLOSING DATE. . . . . . . . . . . 14
   (d) DELIVERY OF THE SECURITIES. . . . . . . . . . . . . . . . . . . . . . 15
   (e) DELIVERY OF OFFERING MEMORANDUM TO THE INITIAL PURCHASERS . . . . . . 15
   (f) INITIAL PURCHASERS AS QUALIFIED INSTITUTIONAL BUYERS. . . . . . . . . 15

SECTION 3. ADDITIONAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . 16
   (a) INITIAL PURCHASERS' REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS . . 16
   (b) AMENDMENTS AND SUPPLEMENTS TO THE OFFERING MEMORANDUM AND OTHER
   SecuRITIES ACT MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . 16
   (c) COPIES OF THE OFFERING MEMORANDUM . . . . . . . . . . . . . . . . . . 17
   (d) BLUE SKY COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . 17
   (e) USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   (f) THE DEPOSITARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   (g) ADDITIONAL ISSUER INFORMATION . . . . . . . . . . . . . . . . . . . . 17
   (h) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. . . . . . . . . 18
   (i) FUTURE REPORTS TO THE INITIAL PURCHASERS. . . . . . . . . . . . . . . 18
   (j) SHELF REGISTRATION AGREEMENT. . . . . . . . . . . . . . . . . . . . . 18
   (k) NO INTEGRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
   (l) RESTRICTION ON REPURCHASES. . . . . . . . . . . . . . . . . . . . . . 19
   (m) LEGENDED SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . 19
   (n) PORTAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   (o) FORM D. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   (p) DUE DILIGENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   (q) LOCK-UP AGREEMENT FROM CERTAIN STOCKHOLDERS OF THE COMPANY. . . . . . 19

SECTION 4. PAYMENT OF EXPENSES . . . . . . . . . . . . . . . . . . . . . . . 20
SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS . . . . . 20
   (a) ACCOUNTANTS' COMFORT LETTER . . . . . . . . . . . . . . . . . . . . . 21
   (b) NO MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . . . . 21
   (c) OPINION OF COUNSEL FOR THE COMPANY. . . . . . . . . . . . . . . . . . 21
   (d) OPINION OF SPECIAL NEW YORK COUNSEL FOR THE COMPANY . . . . . . . . . 21
   (e) OPINION OF COUNSEL FOR THE INITIAL PURCHASERS . . . . . . . . . . . . 21
   (f) OFFICERS' CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . 21
   (g) BRING-DOWN COMFORT LETTER . . . . . . . . . . . . . . . . . . . . . . 22
   (h) PORTAL LISTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
   (i) SHELF REGISTRATION AGREEMENT. . . . . . . . . . . . . . . . . . . . . 22
   (j) AMENDMENT OF OLD CREDIT FACILITY. . . . . . . . . . . . . . . . . . . 22
   (k) ADDITIONAL DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 22

SECTION 6. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES . . . . . . . . . . 22
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SECTION 7. OFFER, SALE AND RESALE PROCEDURES . . . . . . . . . . . . . . . . 23

SECTION 8. INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . 25
   (a) INDEMNIFICATION OF THE INITIAL PURCHASERS . . . . . . . . . . . . . . 25
   (b) INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS AND OFFICERS. . . . . . 26
   (c) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. . . . . . . . . . 27
   (d) SETTLEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

SECTION 9. CONTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . 28

SECTION 10. TERMINATION OF THIS AGREEMENT. . . . . . . . . . . . . . . . . . 30

SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. . . . . . . 30

SECTION 12. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

SECTION 13. SUCCESSORS.. . . . . . . . . . . . . . . . . . . . . . . . . . . 31

SECTION 14. PARTIAL UNENFORCEABILITY . . . . . . . . . . . . . . . . . . . . 32

SECTION 15. (a) GOVERNING LAW PROVISIONS.. . . . . . . . . . . . . . . . . . 32
   (b) CONSENT TO JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . 32
   (c) WAIVER OF IMMUNITY. . . . . . . . . . . . . . . . . . . . . . . . . . 32

SECTION 16. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS . . . . 33

SECTION 17. GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . 33

                                PURCHASE AGREEMENT


                                                                March 12, 1998

NATIONSBANC MONTGOMERY SECURITIES LLC
FIRST CHICAGO CAPITAL MARKETS, INC.
  As Initial Purchasers
c/o NATIONSBANC MONTGOMERY SECURITIES LLC
600 Montgomery Street
San Francisco, California  94111

Ladies and Gentlemen:

         INTRODUCTORY. Hutchinson Technology Incorporated, a Minnesota corporation (the "Company), proposes to issue and sell to the several Initial Purchasers named in SCHEDULE A (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such SCHEDULE A of an $140,000,000 aggregate principal amount of the Company's 6% Convertible Subordinated Notes due 2005 (the "Firm Securities"). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $21,000,000 aggregate principal amount of Notes (the "Optional Securities"), as provided in Section 2. The Firm Securities and, if and to the extent such option is exercised, the Optional Securities are collectively called the "Securities." NationsBanc Montgomery Securities LLC and First Chicago Capital Markets, Inc. have agreed to act as the Initial Purchasers in connection with the offering and sale of the Securities.

         The Securities will be issued pursuant to an indenture dated as of March 18, 1998 (the "Indenture") between the Company and U.S. Bank National Association, as trustee (the "Trustee"). Securities issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary") pursuant to a DTC Agreement, to be dated as of the Closing Date (as defined in Section 2) (the "DTC Agreement"), among the Company, the Trustee and the Depositary.

         The holders of the Securities will be entitled to the benefits of a shelf registration agreement dated as of March 18, 1998 (the "Shelf Registration Agreement"), among the Company and the Initial Purchasers, pursuant to which the Company will agree to file, within 30 days of the Closing Date, a registration statement with the Securities and Exchange Commission (the "Commission") registering the Securities under the Securities Act of 1933 (the "Securities Act", which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

         The Securities are convertible into shares of common stock, par value $.01 per share, of the Company (the "Common Stock") in accordance with the terms of the Securities and the Indenture, at an initial conversion price of $28.35 per share (equivalent to a conversion rate of 35.273 shares per $1,000 principal amount of Securities).

         The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") thereunder).

         The Company has prepared and delivered to each Initial Purchaser copies of an Offering Memorandum "subject to completion" dated March 6, 1998 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of the Offering Memorandum dated March 12, 1998 describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to herein this Agreement, the Company's Offering Memorandum dated March 12, 1998, including amendments or supplements thereto, any exhibits thereto and the Incorporated Documents (as defined by Section 1(e) below), in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3(g)) furnished by the Company prior to the completion of the distribution of the Securities.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "Exchange Act", which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) which is incorporated or deemed to be incorporated by reference in the Offering Memorandum.

         The Company hereby confirms its agreements with the Initial Purchasers as follows:

    SECTION 1.  REPRESENTATIONS AND WARRANTIES.

    The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:

         (a)  NO REGISTRATION REQUIRED.

         Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(e) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Securities are issued, pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act", which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

         (b) NO INTEGRATION OF OFFERINGS OR GENERAL SOLICITATION. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate")), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

         (c) ELIGIBILITY FOR RESALE UNDER RULE 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

         (d) THE OFFERING MEMORANDUM. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through NationsBanc Montgomery Securities LLC expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4). The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum or the Offering Memorandum.

         (e) INCORPORATED DOCUMENTS The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission collectively, the "Incorporated Documents" complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (f) THE PURCHASE AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (g) THE SHELF REGISTRATION AGREEMENT AND DTC AGREEMENT. At the Closing Date, each of the Shelf Registration Agreement and the DTC Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (h) AUTHORIZATION OF THE SECURITIES. The Securities to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

         (i) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (j) DESCRIPTION OF THE SECURITIES AND THE INDENTURE. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers.

         (k) NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (l) INDEPENDENT ACCOUNTANTS. Arthur Andersen LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission included in the Offering Memorandum, are independent public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

         (m) PREPARATION OF THE FINANCIAL STATEMENTS. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions "Offering Memorandum Summary--Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The Company's ratios of earnings to fixed charges set forth in the Offering Memorandum under the captions "Offering Memorandum Summary--Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

         (n) INCORPORATION AND GOOD STANDING OF THE COMPANY AND ITS SUBSIDIARIES. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under each of this Agreement, the Shelf Registration Agreement, the DTC Agreement, the Securities, and the Indenture. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended September 28,

    1997.

         (o) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. At December 28, 1997, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization" (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options or warrants described in the Offering Memorandum). The Common Stock conforms in all material respects to the description thereof set forth or incorporated by reference in the Offering Memorandum. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Offering Memorandum. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Offering Memorandum accurately and fairly describes such plans, arrangements, options and rights.

         (p) STOCK EXCHANGE LISTING. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or listing.

         (q) NON-CONTRAVENTION OF EXISTING INSTRUMENTS; NO FURTHER AUTHORIZATIONS OR APPROVALS REQUIRED. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, (A) the Company's 7.46% Senior Notes due 2004 in the original aggregate principal amount of $30,000,000, (B) the Company's 7.85% Senior Notes due 2003 in the original aggregate principal amount of $25,000,000, (C) the Company's 8.07%

    Senior Note due 2006 in the original aggregate principal amount of $25,000,000, (D) the Company's 10.31% Senior Notes due 1998 in the original aggregate principal amount of $10,000,000, (E) the Company's Promissory Notes due 2006 in the original aggregate principal amount of $1,000,000,
    (F) the Company's Master Lease Agreement with General Electric Capital Corporation, dated December 19, 1996, as amended, (G) the Company's $2,000,000 variable rate demand note with the City of Hutchinson and the related letter of credit, dated March 1, 1993, as amended) or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement, the Shelf Registration Agreement, the DTC Agreement and the Indenture, and the issuance and delivery of the Securities and the issuance of the shares of Common Stock issuable upon conversion of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company's execution, delivery and performance of this Agreement, the Shelf Registration Agreement, the DTC Agreement or the Indenture, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

         (r) NO MATERIAL ACTIONS OR PROCEEDINGS. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or

    (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

         (s) INTELLECTUAL PROPERTY RIGHTS. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

         (t) ALL NECESSARY PERMITS, ETC. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (u) TITLE TO PROPERTIES. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(m) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary.
    The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

         (v) TAX LAW COMPLIANCE. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns (or have properly requested extensions thereof) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(m) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

         (w) COMPANY NOT AN "INVESTMENT COMPANY". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Securities will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (x) INSURANCE. Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, and acts of vandalism. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

         (y) NO PRICE STABILIZATION OR MANIPULATION. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Common Stock issuable upon conversion of the Securities.

         (z) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

         (aa) COMPANY'S ACCOUNTING SYSTEM. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that

    (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
    (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (bb) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential

    Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

         (cc) PERIODIC REVIEW OF COSTS OF ENVIRONMENTAL COMPLIANCE. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

         (dd) ERISA COMPLIANCE. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (ee) SOLVENCY. The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (i) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (ii) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (iii) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) the Company does not have unreasonably small capital.

         (ff) NO DEFAULT IN SENIOR INDEBTEDNESS. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness (as defined in the Indenture).

         (gg) RELATED PARTY TRANSACTIONS. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person that would be required to be described in the Offering Memorandum were it to be filed as a part of a Registration Statement on Form S-1 under the Securities Act, which have not been described as would have been so required.

         (hh) AUTHORIZATION OF COMMON STOCK. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holders thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture. The shares of Common Stock issuable upon conversion of the Securities have been duly authorized by all necessary corporate action and such shares, when issued upon such conversion, (i) will be validly issued, fully paid and nonassessable, (ii) will have been issued in compliance with federal and state securities laws and (iii) will not have been issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

         (ii) COMPLIANCE WITH REGULATION S REQUIREMENTS. The Company and its affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

         (jj) REPORTING ISSUER. The Company is a "reporting issuer", as defined in Rule 902 under the Securities Act.

         Any certificate signed by an officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

    SECTION 2.     PURCHASE, SALE AND DELIVERY OF THE SECURITIES

         (a) THE FIRM SECURITIES. The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Firm Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Firm Securities set forth opposite their names on SCHEDULE A, at a discounted purchase price of 97% (which amount equals a Price to Investors of 100% less the Initial Purchasers' Discount of 3%) of the principal amount thereof payable on the Closing Date.

         (b) THE FIRST CLOSING DATE. Delivery of certificates for the Firm Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of NationsBanc Montgomery Securities LLC, 9 West 57th Street, New York, New York (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York time, on March 18, 1998, or such other time and date not later than 1:30 p.m., New York time, on March 28, 1998 as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). Delivery of other closing documents shall be made at the offices of Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, California on the Closing Date. The Company hereby acknowledges that circumstances under which the Initial Purchasers may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16.

         (c) THE OPTIONAL SECURITIES; THE SECOND CLOSING DATE. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Initial Purchasers to purchase, severally and not jointly, up to an additional $21,000,000 aggregate principal amount of Optional Securities from the Company at the purchase price to be paid by the Initial Purchasers for the Firm Securities. The option granted hereunder is for use by the Initial Purchasers solely to cover any over-allotments in connection with the sale and distribution of the Firm Securities. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Initial Purchasers to the Company, which notice may be given at any time within 30 days of the date of this Agreement. Such notice shall set forth
    (i) the aggregate principal amount of Optional Securities as to which the Initial Purchasers are exercising the option, and (ii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date); and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Securities and the Optional Securities). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Initial Purchasers and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Securities are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the number of Optional Securities that bears the same proportion to the total number of Optional Securities to be purchased as the number of Firm Securities set forth on SCHEDULE A opposite the name of such Initial Purchaser bears to the total number of Firm Securities. The Initial Purchasers may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) DELIVERY OF THE SECURITIES. The Company shall deliver, or cause to be delivered, to NationsBanc Montgomery Securities LLC for the accounts of the several Initial Purchasers certificates for the Firm Securities at the First Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to NationsBanc Montgomery Securities LLC for the accounts of the several Initial Purchasers certificates for the Optional Securities the Initial Purchasers have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in denominations of $1,000 or integral multiples thereof and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Agreement and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Initial Purchasers may designate; provided that certificated Securities originally purchased by or transferred to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who are not also "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) will be issued in minimum denominations of $250,000. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

         (e) DELIVERY OF OFFERING MEMORANDUM TO THE INITIAL PURCHASERS. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall delivery or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

         (f) INITIAL PURCHASERS AS QUALIFIED INSTITUTIONAL BUYERS. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of

    Rule 144A (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the Securities Act (an "Accredited Investor").

    SECTION 3. ADDITIONAL COVENANTS. The Company further covenants and agrees with each Initial Purchaser as follows:

         (a) INITIAL PURCHASERS' REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS. Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

         (b) AMENDMENTS AND SUPPLEMENTS TO THE OFFERING MEMORANDUM AND OTHER SECURITIES ACT MATTERS. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers (as evidenced by a notice in writing from the Initial Purchasers to the Company), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission (if the amendment or supplement relates to documents incorporated by reference) and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

         Following the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, (A) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10(a) of the Securities Act, (B) to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (C) to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

         The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3(b).

         (c) COPIES OF THE OFFERING MEMORANDUM. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

         (d) BLUE SKY COMPLIANCE. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (e) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

         (f) THE DEPOSITARY. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

         (g) ADDITIONAL ISSUER INFORMATION. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers (as evidenced by a notice in writing from the Initial Purchasers to the Company), the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under Section 13 or 15(d) of the Exchange Act. Additionally, at any time when the

    Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information ("Additional Issuer Information") satisfying the requirements of subsection (d)(4) of Rule 144A.

         (h) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. During the period of 90 days following the date of the Offering Memorandum, the Company will not, without the prior consent of NationsBanc Montgomery Securities LLC, other than pursuant to outstanding stock options or stock option plans, issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security.

         (i) FUTURE REPORTS TO THE INITIAL PURCHASERS. During the period of five years hereafter the Company will furnish to NationsBanc Montgomery Securities LLC at 600 Montgomery Street, San Francisco, California 94111,
    Attention: David DeRuff, and to First Chicago Capital Markets, Inc., One First National Plaza, Chicago, Illinois 60670, Attention: Timothy McGann
    (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

         (j) SHELF REGISTRATION AGREEMENT. The Company shall comply with all provisions and obligations of the Shelf Registration Agreement.

         (k) NO INTEGRATION. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

         (l) RESTRICTION ON REPURCHASES. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any Affiliate shall submit such Securities to the Trustee for cancellation.

         (m) LEGENDED SECURITIES. Each certificate for a Note will bear the legend contained in "Transfer Restrictions" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

         (n) PORTAL. The Company will use its best efforts to cause such Notes to be eligible for the NASD PORTAL market (the "PORTAL market").

         (o) FORM D. The Company will file with the Commission, not later than 15 days after the Closing Date, five copies of a notice on Form D under the Securities Act (one of which will be manually signed by a person duly authorized by the Company); will otherwise comply with the requirements of Rule 503 under the Securities Act; and will furnish promptly to the Initial Purchasers evidence of each such required timely filing (including a copy thereof).

         (p) DUE DILIGENCE. In connection with the original distribution of the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide answers to each prospective Subsequent Purchaser of Securities who so requests concerning the Company and its subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

         (q) LOCK-UP AGREEMENT FROM CERTAIN STOCKHOLDERS OF THE COMPANY. On the date hereof, the Company shall have furnished to the Initial Purchasers an agreement in the form of EXHIBIT C hereto from each of the Company's officers and directors who beneficially own an aggregate of approximately 1,210,826 shares of Common Stock or options to purchase 1,476,915 shares of Common Stock of the Company's Common Stock, and each such agreement shall be in full force and effect on each of the Closing Dates.

         NationsBanc Montgomery Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the

    Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities and the Common Stock issuable upon conversion of the Securities (including all printing and engraving costs),
    (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers,
    (iii) all fees and expenses of the Company's counsel, independent public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Shelf Registration Agreement, the Indenture, the DTC Agreement, the Securities and the Common Stock issuable upon conversion of the Securities, (v) all filing fees, attorneys' fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities and the Common Stock issuable upon conversion of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities,
    (vii) any fees payable in connection with the rating of the Securities with the ratings agencies and the listing of the Securities with the PORTAL market, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the NASD, if any, of the terms of the sale of the Securities or the Common Stock issuable upon conversion of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for "book-entry" transfer, (x) the fees and expenses of any transfer agent or registrar for the Common Stock, (xi) the fees and expenses incurred in connection with the listing of the Common Stock issuable upon conversion of the Securities on the Nasdaq National Market, and (xii) the performance by the Company of its other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

         SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) ACCOUNTANTS' COMFORT LETTER. On the date hereof, the Initial Purchasers shall have received from Arthur Andersen LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Offering Memorandum.

         (b) NO MATERIAL ADVERSE CHANGE. For the period from and after the date of this Agreement and prior to the Closing Date, in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change.

         (c) OPINION OF COUNSEL FOR THE COMPANY. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Faegre & Benson LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as EXHIBIT A.

         (d) OPINION OF SPECIAL NEW YORK COUNSEL FOR THE COMPANY. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, special New York counsel for the Company, dated as of such Closing Date, the form of which is attached as EXHIBIT B.

         (e) OPINION OF COUNSEL FOR THE INITIAL PURCHASERS. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Latham & Watkins, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

         (f) OFFICERS' CERTIFICATE. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that:

              (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

             (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

            (iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

         (g) BRING-DOWN COMFORT LETTER. On the Closing Date the Initial Purchasers shall have received from Arthur Andersen LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

         (h) PORTAL LISTING. At the Closing Date the Notes shall have been designated for trading on the PORTAL market.

         (i) SHELF REGISTRATION AGREEMENT. The Company shall have entered into the Shelf Registration Agreement and the Initial Purchasers shall have received executed counterparts thereof.

         (j) AMENDMENT OF OLD CREDIT FACILITY. The Company shall have furnished to the Initial Purchasers a copy of a signed amendment providing that the Company's Old Credit Facility (as defined in the Offering Memorandum) has been amended such that as of the Closing Date, and after giving effect to the issuance of $161,000,000 of Notes contemplated by this Agreement, and the existence of the indebtedness of the Company outstanding as of the Closing Date and as of the end of the Company's 1998 second fiscal quarter, the Company is not and will not be at such date, in default thereunder.

         (k) ADDITIONAL DOCUMENTS. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

    If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

    SECTION 6. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5 or
Section 10, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

    SECTION 7. OFFER, SALE AND RESALE PROCEDURES. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

          (i) OFFERS AND SALES ONLY TO INSTITUTIONAL ACCREDITED INVESTORS OR QUALIFIED INSTITUTIONAL BUYERS. Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act), (B) to a limited number of other institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are Accredited Investors ("Institutional Accredited Investors"), or (C) non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in ANNEX I hereto, which ANNEX I is hereby expressly made a part hereof.


         (ii) NO GENERAL SOLICITATION. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering of the Securities.

        (iii) PURCHASES BY NON-BANK FIDUCIARIES. In the case of a non-bank Subsequent Purchaser of a Note acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (i) above, each third party shall, in the judgment of the applicable Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.


         (iv) RESTRICTIONS ON TRANSFER. Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

         "THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE

    "SECURITIES ACT"), OR ANY OTHER STATE SECURITIES LAWS, AND, ACCORDINGLY, NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION.

         THE HOLDER OF THIS SECURITY, BY ITS ACQUISITION HEREOF, AGREES THAT IT WILL NOT, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE ORIGINAL ISSUE DATE HEREOF, RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO HUTCHINSON TECHNOLOGY INCORPORATED OR A SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
    (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE, (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C),
    (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY AFTER THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

    Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

              (v) DELIVERY OF OFFERING MEMORANDUM. Each Initial Purchaser will deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

    SECTION 8.     INDEMNIFICATION.

         (a) INDEMNIFICATION OF THE INITIAL PURCHASERS. The Company agrees to indemnify and hold harmless each Initial Purchaser, its officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based
    (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or
    (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by NationsBanc Montgomery Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto); and PROVIDED, FURTHER, that with respect to any Preliminary Offering Memorandum, the foregoing indemnity agreement shall not inure to the benefit of any Initial Purchaser from whom the person asserting any loss, claim, damage, liability or expense purchased Securities, or any person controlling such Initial Purchaser, if copies of the Offering Memorandum were timely delivered to the Initial Purchaser pursuant to
    Section 2 and a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this
    Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS AND OFFICERS. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein; and to reimburse the Company, or any such director or controlling person for any legal and other expenses reasonably incurred by the Company, or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in any Preliminary Offering Memoranum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth (A) as the last paragraph on the outside front cover of the Offering Memorandum concerning delivery of the Notes, (B) as the last paragraph on the inside front cover page of the Offering Memorandum concerning stabilization by the Initial Purchasers and
    (C) in the fifth and eighth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

         (c) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
    Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (NationsBanc Montgomery Securities LLC in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) SETTLEMENTS. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

    SECTION 9.     CONTRIBUTION.  If the indemnification provided for in
Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

    The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

    Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in SCHEDULE A. For purposes of this Section 9, each officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

    SECTION 10. TERMINATION OF THIS AGREEMENT. Prior to the Closing Date, this

Agreement maybe terminated by the Initial Purchasers by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities;
(iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this
Section 10 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

    SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

    SECTION 12. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

NationsBanc Montgomery Securities LLC
600 Montgomery Street
San Francisco, California  94111
Facsimile:  (415) 249-5558

Attention:  Richard A. Smith

with a copy (which shall not constitute notice) to:

NationsBanc Montgomery Securities LLC
600 Montgomery Street
San Francisco, California  94111
Facsimile:  (415) 249-5553
Attention:  David A. Baylor, Esq.

and a copy (which shall not constitute notice) to:

Latham & Watkins
505 Montgomery Street, Suite 1900
San Francisco, California  94111
Facsimile:  (415) 395-8095
Attention:  Gregory K. Miller

If to the Company:

Hutchinson Technology Incorporated
40 West Highland Park
Hutchinson, Minnesota  55350
Facsimile:  (320) 587-1810
Attention:  John A. Ingleman

with a copy (which shall not constitute notice) to:

Faegre & Benson LLP
2200 Norwest Center
90 South Seventh Street
Minneapolis, Minnesota  55402
Facsimile:  (612) 336-3026
Attention:  Peggy Abram

Any party hereto may change the address for receipt of communications by giving written notice to the others.

    SECTION 13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

         SECTION 14. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

    SECTION 15. (a) GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         (b) CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a San Francisco office at 49 Stevenson Street, San Francisco, California 94105, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of San Francisco.

         (c) WAIVER OF IMMUNITY. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

         SECTION 16. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on SCHEDULE A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6,
    Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

         SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary Offering Memorandum and the Offering Memorandum (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                        Very truly yours,

                        HUTCHINSON TECHNOLOGY INCORPORATED


                         By: /s/ Wayne M. Fortun
                           -----------------------------------------
                           Title: CEO



         The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers in San Francisco, California as of the date first above written.



NATIONSBANC MONTGOMERY SECURITIES LLC
FIRST CHICAGO CAPITAL MARKETS, INC.


As the several Initial Purchasers


By  NATIONSBANC MONTGOMERY SECURITIES LLC


By: /s/ D.A. DeRuff
   --------------------------------------
   Name: David A. DeRuff
   Title: Senior Managing Director

                                      SCHEDULE A



                                                       AGGREGATE PRINCIPAL
                                                       AMOUNT OF SECURITIES TO
INITIAL PURCHASERS                                     BE PURCHASED
NationsBanc Montgomery Securities LLC                             $ 126,000,000
First Chicago Capital Markets, Inc.                                  14,000,000

                        Total . . . . . . . . . . . .              $140,000,000

                                                                     EXHIBIT A


             OPINION OF COUNSEL FOR THE COMPANY TO BE DELIVERED PURSUANT
                      TO SECTION 5(C) OF THE PURCHASE AGREEMENT


         References to the Offering Memorandum in this EXHIBIT A include any supplements thereto at the Closing Date.

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Shelf Registration Agreement, the Indenture, the Securities and the DTC Agreement.

        (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         (iv) Each significant subsidiary (as defined in Rule 405 under the Securities Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, to the best knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         (v) All of the issued and outstanding capital stock of each such significant subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim.

         (vi) The authorized, issued and outstanding capital stock of the Company conform in all material respects to the descriptions thereof set forth or incorporated by reference in the Offering Memorandum. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Offering Memorandum accurately and fairly describes such plans, arrangements, options and rights.

        (vii) No shareholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the Minnesota Business Corporation Act or (ii) to the best knowledge of such counsel, otherwise.

       (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         (ix) Each of the Shelf Registration Agreement and the DTC Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except (with respect to the Shelf Registration Agreement) as rights to indemnification thereunder may be limited by applicable laws and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (x) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity.

         (xi) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

        (xii) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

       (xiii) The documents incorporated by reference in the Offering
Memorandum (other than the financial statements and supporting schedules therein, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and such counsel has no reason to believe that any such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

        (xiv) The statements in the Offering Memorandum under the captions
"Risk Factors--Increased Leverage; Financial Covenants", "Management's Discussion and Analysis of Results of Operations and Financial Condition--Liquidity and Capital Resources", "Business--Intellectual Properties" and "--Legal Proceedings", "Description of Certain Indebtedness and Other Financing Agreements", "Description of Notes", "Description of Common Stock" and "Certain United States Federal Income Tax Consequences", insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

         (xv) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of the Purchase Agreement, the Shelf Registration Agreement, the DTC Agreement, the Securities or the Indenture, or consummation of the transactions contemplated thereby and by the Offering Memorandum, except as required under applicable state securities or blue sky laws.

         (xvi) The execution and delivery of the Purchase Agreement, the Shelf Registration Agreement, the DTC Agreement, the Securities and the Indenture by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification sections of the Purchase Agreement and the Shelf Registration Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company;
(ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary; (iii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the Company's 7.46% Senior Notes due 2004 in the original principal amount of $30,000,000, (B) the Company's 7.85% Senior Notes due 2003 in the original aggregate principal amount of $25,000,000, (C) the Company's 8.07% Senior Note due 2006 in the original aggregate principal amount of $25,000,000, (D) the Company's 10.31% Senior Notes due 1998 in the original aggregate principal amount of $10,000,000, (E) the Company's Promissory Notes due 2006 in the original aggregate principal amount of $1,000,000, (F) the Company's Master Lease Agreement with General Electric Capital Corporation, as amended, (G) the Company's variable rate demand note with the City of Hutchinson and the related letter of credit, dated March 1, 1993, as amended, or (H) to the best knowledge of such counsel, any other material agreement, instrument, contract or obligation; or (iv) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.

       (xvii) The Company is not, and after receipt of payment for the Securities will not be, an "investment company" within the meaning of Investment Company Act.

      (xviii) To the best knowledge of such counsel, neither the Company nor any subsidiary is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material agreement, instrument, contract or obligation, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

       (xix) No registration of the Securities under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for in connection with the purchase of the Initial Securities by the Initial Purchasers or the initial resale of the Initial Securities by the Initial Purchasers to Qualified Institutional Buyers or Institutional Accredited Investors in the manner contemplated by this Agreement and the Offering Memorandum other than any registration or qualification that may be required in connection with the Shelf Registration Agreement. Such counsel need express no opinion, however, as to when or under what circumstances any Initial Securities initially sold by the Initial Purchasers may be reoffered or resold.

         (xx) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date (except for the financial statements included or incorporated by reference therein, as to which no opinion need be expressed), contained all of the information required under Rule 144A(d)(4) of the Securities Act.

       (xxi) Upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities will be convertible at the option of the holders thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion, will be validly issued and will be fully paid and nonassessable and no holder of such Common Stock is or will be subject to personal liability by reason of being such a holder.

       (xxii) To the best knowledge of such counsel, the Company owns 38 issued U.S. Patents (the "U.S. Patents") and 76 pending U.S. Applications (the "U.S. Applications"). Such counsel knows of no claims of third parties or lien with respect to the Company's ownership interest in any of the U.S. Patents or U.S. Applications.

      (xxiii) To the best knowledge of such counsel, the Company owns 8 issued foreign patents (the "Non-U.S. Patents") and 32 pending foreign patent applications (the "Non-U.S. Applications"). Such counsel knows of no claims of third parties or lien with respect to the Company's ownership interest in any of the Non-U.S. Patents or Non-U.S. Applications.

       (xxiv) To such counsel's knowledge, the statements under the Offering Memorandum captions "Risk Factors--Intellectual Properties," "Business--Research and Development" and "Business--Intellectual Properties" (collectively, the "Intellectual Property Portion") in the Offering Memorandum and any amendment or supplement thereto, insofar as such statements constitute a summary of the Company's U.S. Patents, Non-U.S. Patents, U.S.

Applications, Non-U.S. Applications and other intellectual property, fairly and accurately summarize in all material respects the legal matters, documents and proceedings relating to such U.S. Patents, Non-U.S. Patents, U.S. Applications, Non-U.S. Applications and other intellectual property described therein.

        (xxv) To such counsel's knowledge, the Company or the Company's customers own or possess sufficient rights to patents, patent applications, copyrights, trade secrets and other intellectual property rights necessary to the conduct of its disk drive suspension business as now or proposed to be conducted by the Company as described in the Offering Memorandum.

       (xxvi) Such counsel knows of no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Company is infringing or otherwise violating any patents or trade secrets.

      (xxvii) Such counsel is not aware of any material defects of form in the preparation or filing of the U.S. Applications and Non-U.S. Applications on behalf of the Company. The U.S. Applications and Non-U.S. Applications are being diligently pursued by the Company. Such counsel is not aware of any pending or threatened actions, suits, proceedings or claims by governmental authorities or others challenging the validity of the U.S. Patents or Non-U.S. Patents.

    (xxviii) Such counsel is not aware of any infringement on the part of any third party of the U.S. Patents or Non-U.S. Patents, trade secrets, know-how or other proprietary rights of the Company.

       (xxix) To such counsel's knowledge, there are no contracts or other documents relating to the Company's intellectual property of a character required to be filed as an exhibit to the Company's filings with the SEC or required to be described in the Company's filings with the SEC that are not filed or described as required.

        (xxx) To such counsel's knowledge, the Patent License Agreement and the Technology Transfer and Development Agreement have been executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, are valid and binding agreements of the Company, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Initial Purchasers at which the contents of the Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or other financial data derived therefrom, included or incorporated by reference in the Offering Memorandum or any amendments or supplements thereto).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the State of Minnesota or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date shall be satisfactory in form and substance to the Initial Purchasers, shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them and shall be furnished to the Initial Purchasers) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; PROVIDED, HOWEVER, that such counsel shall further state that they believe that they and the Initial Purchasers are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                                                     EXHIBIT B

          OPINION OF SPECIAL NEW YORK COUNSEL FOR THE COMPANY TO BE DELIVERED PURSUANT TO SECTION 5(D) OF THE PURCHASE AGREEMENT

         References to the Offering Memorandum in this EXHIBIT B include any supplements thereto at the Closing Date.

         (i) Each of the Shelf Registration Agreement and the DTC Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (with respect to the Shelf Registration Agreement) as rights to indemnification thereunder may be limited by applicable law.

         (ii) The Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

        (iii) The Securities, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         Our opinions are subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

                                                                     EXHIBIT C

                              FORM OF LOCK-UP AGREEMENT

                                    March 12, 1998



NationsBanc Montgomery Securities LLC
First Chicago Capital Market, Inc.

c/o NationsBanc Montgomery Securities LLC
    600 Montgomery Street
    San Francisco, California  94111


            RE:    HUTCHINSON TECHNOLOGY INCORPORATED
                   CONVERTIBLE SUBORDINATED NOTES DUE 2005


Ladies and Gentlemen:

    The undersigned understands that you, as Initial Purchasers (the "Initial Purchasers") propose to enter into a Purchase Agreement dated the date hereof (the "Purchase Agreement") with Hutchinson Technology Incorporated (the "Company") providing for issuance of up to $161,000,000 aggregate principal amount of the Company's Convertible Subordinated Notes due 2005 (the "Notes") and the offering and sale of the Notes, severally, to the Initial Purchasers. The Notes are convertible into Common Stock of the Company ("Common Stock").

    In consideration of the Initial Purchasers' agreement to purchase the Notes, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of NationsBanc Montgomery Securities LLC, it will not, for a period of 90 days subsequent to the date of the Purchase Agreement (the "Lock-Up Period"),
(1) offer, pledge, sell, contract to sell (including, without limitation, any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned directly by the undersigned or with respect to which the undersigned has or acquires beneficial ownership within the meaning of the rules and regulations of the Commission (collectively, the "Undersigned's Shares") or (2) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause
(1) above or this clause (2) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) publicly announce the undersigned's intention to do any of the foregoing.

    Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any securities of the Company either during his or her lifetime or on death by gift, will or intestacy to his or her immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; PROVIDED, HOWEVER, that in each such case described in this paragraph the transferee agrees in writing to be bound by the provisions of this agreement. For purposes of this agreement, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

    The undersigned now has and except as contemplated by the preceding paragraph, for the duration of the Lock-Up Period will have, good and marketable title to the Undersigned's Shares.

    The undersigned hereby acknowledges that this agreement is valid and binding notwithstanding any prior agreements relating to this matter and further agrees and consents to the entry of stop-transfer instructions with the Company's transfer agent against the transfer of shares of Common Stock held by
the undersigned except in compliance with this agreement.   The undersigned also
understands that the Company and the Underwriters will proceed with the Public Offering in reliance on this agreement.

    This agreement is irrevocable and will be binding on the undersigned and the successors, heirs, person representatives, and assigns of the undersigned.


                        Very truly yours,


                        -------------------------------------------------------
                        SIGNATURE


                        -------------------------------------------------------
                        PLEASE PRINT NAME


                        -------------------------------------------------------
                        PLEASE PRINT TITLE, IF APPLICABLE


                        -------------------------------------------------------
                        ADDITIONAL SIGNATURE(S), IF STOCK JOINTLY HELD

                                                                     ANNEX I

         RESALE PURSUANT TO REGULATION S OR RULE 144A. Each Initial Purchaser understands that:

         (a) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

         (b) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(2) under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

    "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."